Exhibit 99.1

B2Digital Congratulates B2FS Star Bryan Battle on Ultimate Fighter Win and Multi-Fight UFC Contract

TAMPA, FL, September 3, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is very proud to congratulate B2 Fighting Series middleweight standout Bryan “Pooh Bear” Battle as he heads for the bright lights and big stage of the UFC.

Battle was invited to compete on “The Ultimate Fighter” (“TUF”) – a reality TV show produced by the UFC since its debut in 2005 – following his huge win in the B2 Fighting Series event in February at the Paroquet Springs Conference Center in Shepherdsville, Kentucky, where he made a big statement with a second-round submission, marking his fourth straight victory. Once on the show, Bryan took full advantage of his TUF opportunity, eventually standing victorious in the finale last weekend in Las Vegas – again, via second-round submission – at UFC Vegas 35.

After being crowned The Ultimate Fighter and thereby securing a multi-fight UFC contract, Battle gave credit to the B2 Fighting Series and to matchmaker Brandon Higdon for giving him a platform to develop and showcase his star talent, which ultimately has led him to the biggest stage in the sport.

Bryan also thanked the B2 community for the love and support he received throughout his time as part of the B2 Fighting Series roster.

“Bryan is a special talent and a determined athlete with a tremendous career ahead of him in the UFC, and we wholeheartedly congratulate him on his Ultimate Fighter victory,” remarked Greg P. Bell, CEO of B2Digital. “This is one of the main reasons we go to work each and every day – to give talented fighters like Bryan a platform on which they can grow into future superstars. We wish you the best, Bryan. And we have a line of young guns coming up right behind you with hungry hearts and loads of talent!”

About B2Digital Inc.
B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company operates in two major branded segments: The B2 Fighting Series and The ONE More Gym Official B2 Training Facilities Network. The Company primarily derives revenues from live event ticket sales, pay-per-view ticket sales, content media marketing, and fitness facility memberships.

The Live Events segment (the B2 Fighting Series) is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 12 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

The Fitness Facility segment operates primarily through the ONE More Gym Official B2 Training Facilities Network. The Company currently operates five ONE More Gym locations, with plans to continue to scale up this segment at a pace of 4-8 new locations per year. ONE More Gym locations include specialized MMA training resources and serve a recruiting function for the Company's Live Events segment.

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For more information about B2Digital, visit the Company’s website at www.b2fs.com

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2fs.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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